UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

     This Current Report on Form 8-K is filed by WebSideStory, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 8.01. Other Events.
     On December 14, 2005, Rand Schulman, the Company’s Chief Marketing Officer, advised the Company that he entered into a stock selling plan intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the plan, Mr. Schulman authorized the sale of up to an aggregate of 12,000 shares of the Company’s common stock.
     On December 15, 2005, Steven R. Kusmer, the Company’s Senior Vice President and General Manager, Search and Content Solutions, advised the Company that he entered into a stock selling plan intended to qualify for the safe harbor under Rule 10b5-1 under the Exchange Act. Under the plan, Mr. Kusmer authorized the sale of up to an aggregate of 60,000 shares of the Company’s common stock.
     Each of the above named officers informed the Company that they did not have knowledge of any material nonpublic information about the Company when they adopted their stock selling plan. Any sales under the plans will be publicly disclosed under Rule 16a-3 of the Exchange Act, if applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: December 20, 2005	By:	/s/ Andrew S. Greenhalgh
Andrew S. Greenhalgh
Vice President and General Counsel

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